Exhibit 10.2

Warranty Claim Lump Sum Arrangement

This Warranty Claim Lump Sum Agreement (this “Agreement”) is entered into by and between EKSO Bionics Holdings, Inc., a Nevada corporation (the “Buyer”), and Parker-Hannifin Corporation, an Ohio corporation (the “Seller”, collectively with Buyer the “Parties” and each separately a “Party”) and is dated as of September 25, 2023.

Recitals

1.	Buyer and Seller entered into an Asset Purchase Agreement (the “APA”), dated December 5, 2022.

2.

In accordance with Section 5.10 of the APA, Buyer is entitled to recover from the Seller time and material and other costs and expenses of services performed in connection with Post-Closing Warranty Claims, which is defined under the APA to include any product warranty claims or other Liability related to products sold by the Business prior to the Closing.

3.

The Parties desire to change the terms agreed to in Section 5.10 of the APA to relieve Seller of its obligation to reimburse Buyer for the costs and expenses associated with the Post-Closing Warranty Claims in exchange for a lump sum payment.

4.	Capitalized terms that are used but not defined herein have the meanings ascribed to such terms in the APA.

Agreement

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Lump Sum Payment. Contemporaneously with the execution of this Agreement, Seller is paying Buyer an amount in cash equal to $700,000.00 (such payment the “Lump Sum Payment”) to an account designated by Buyer.

2.

Satisfaction of Obligations. Effective as of the Buyer’s receipt of the Lump Sum Payment and notwithstanding anything else to the contrary, including Section 5.10 of the APA or the attachment of Exhibit A, Seller shall no longer have any obligation to reimburse Buyer for any Post-Closing Warranty Claims, including but not limited to the products described on Exhibit A.

Exhibit 10.2

3.	Product List. Exhibit A attached hereto contains Seller’s good faith estimate of the products sold by the Business prior to the Closing.

4.

Effect on APA. Other than as specifically set forth herein, all other terms and provisions of the APA shall remain unaffected by the terms of this Agreement and shall continue in full force and effect.

5.

Other Provisions. The following provisions of the APA are hereby incorporated by reference and shall apply mutatis mutandis, to this Amendment: Section 7.1 (Fees and Expenses); Section 7.2 (Governing Law); Section 7.4 (Amendment); Section 7.6 (Waiver); Section 7.8 (Complete Agreement); Section 7.9 (Counterparts); Section 7.11 (Severability); Section 7.14 (Jurisdiction); Section 7.16 (Waiver of Jury Trial).

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Exhibit 10.2

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott Davis
Name:	Scott Davis
Title:	CEO

PARKER-HANNIFIN CORPORATION

By:	/s/ Berend Bracht
Name:	Berend Bracht
Title:	President and Vice President – Motion Systems Group

EXHIBIT A

Product List

[Omitted]